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                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of Schroder Series Trust II:

We consent to the incorporation by reference in Amendment No. 53 to the Registration Statement of the Schroder Series Trust II consisting of Investor and Advisor Shares of Schroder All-Asia Fund, (the "Fund") on Form N-1A (File No. 811-8567) under the Investment Company Act of 1940, as amended, and Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File No. 333-42943) under the Securities Act of 1933, as amended, of our report dated December 22, 1998 on our audits of the financial statements and financial highlights of the Fund, which report is incorporated by reference in the Amendment and Post-Effective Amendment to the Registration Statement. We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information for the aforementioned Fund.



                                                  /s/PricewaterhouseCoopers LLP

                                                  PricewaterhouseCoopers LLP


Boston, Massachusetts
February 26, 1999